Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF

CAPSTAR FINANCIAL HOLDINGS, INC.

ARTICLE I

OFFICES

Section 1. Principal Place of Business. The principal place of business of the Corporation shall be located in the City of Nashville, County of Davidson, State of Tennessee.

Section 2. Registered Office. The registered office of the Corporation is 201 4th Avenue North, Suite 950, Nashville, Tennessee. The name of the Corporation’s registered agent at such address is Claire W. Tucker.

Section 3. Other Offices. The Corporation may have offices at such other places, either within or without the State of Tennessee, as the Board of Directors may from time to time determine or as the affairs of the Corporation may require from time to time.

ARTICLE II

SHAREHOLDERS’ MEETINGS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held each year at a date and hour fixed by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise required by the Tennessee Business Corporation Act (“TBCA”), may be called by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President and Chief Executive Officer, or by the Secretary acting under instructions of the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, or the President.

Section 3. Place of Meeting. The Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President of the Corporation, or the Secretary acting under instructions of the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, shall designate any place, either within or without the State of Tennessee, as the place of meeting for any annual meeting of shareholders or for any special meeting of shareholders.

Section 4. Notice to Shareholders. Except as otherwise provided herein or required by law, whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which the shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any notice to shareholders shall be effective if given by a form of electronic transmission consented to by the shareholder in the manner and to the extent permitted by the TBCA. The written notice of any meeting shall be given not less than ten nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. Notwithstanding the foregoing, notice may be given to shareholders sharing an address in the manner and to the extent permitted by the TBCA. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting.

Section 5. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date for any such determination of shareholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which date in any case is to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to, the date of such meeting or on which such action is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or for determination of the shareholders entitled to receive payment of a dividend or other distribution or any other purpose, the close of business on the day before the first notice is given shall be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date.

Section 6. Shareholders List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before the meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. The list of shareholders shall be open to the examination of any shareholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting during ordinary business hours, at the principal place of business of the Corporation, or the Corporation may place the shareholder’s list on a reasonably accessible electronic network as permitted by the TBCA. The list shall be produced and kept at the time and place of the meeting and be available for inspection by any shareholder who is present at the meeting.

Section 7. Quorum. A majority of the voting power of the outstanding shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at a meeting of shareholders. Where a separate vote by a class or series or classes or series is required, a majority of the votes entitled to be cast by the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. In the absence of a quorum, such meeting may be adjourned from time to time by the approval of the majority of the voting power of the outstanding shares present and entitled to vote at the meeting, even if less than a quorum. Once a quorum is present at a meeting, it is deemed present for the remainder of the meeting and for any adjournment of that meeting, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a shareholder may authorize another person or persons to act for such shareholder as proxy, the following shall constitute a valid means by which a shareholder may grant such authority:

(1) A shareholder may execute a writing authorizing another person or persons to act for such shareholder as proxy. Execution may be accomplished by the shareholder or such shareholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(2) A shareholder may authorize another person or persons to act for such shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the previous paragraph of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 9. Voting of Shares. Except as otherwise provided by the Charter, each outstanding share of common stock is entitled to one vote on each matter voted on at a shareholders meeting. Other shares are entitled to vote only as provided in the Charter or the TBCA. If a quorum exists, action on a matter (other than election of directors or the Chairman of a meeting) is approved if the votes cast favoring an action exceed the votes cast opposing the action, unless the Charter or the TBCA requires a greater number of affirmative votes. Where a separate vote by a class or series or classes or series is required, the approval of the majority of the votes entitled to be cast within such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series. Such class or series or classes or series shall not be entitled to vote separately unless expressly required by the Charter or as otherwise provided in the TBCA.

Section 10. Voting for Directors. The directors of the Corporation shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting at which a quorum is present unless otherwise provided in the Charter.

Section 11. Conduct of Meetings. The Chairman of the Board shall preside as chairman at each meeting of shareholders or, in the Chairman’s absence, the Chief Executive Officer shall so preside. At the request of the Chairman of the Board or the Chief Executive Officer, in both their absences, such other officer as the Board of Directors shall designate shall so preside at any such meeting. In the absence of a presiding officer determined in accordance with the preceding sentence, any person may be designated to so preside at a shareholders meeting by a plurality vote of the shares represented and entitled to vote at the meeting. The Secretary or, in the absence or at the request of the Secretary, any person designated by the person presiding at a shareholders meeting shall act as secretary of such meeting. The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting, the conduct of discussion, and the propriety of any proposal brought before the meeting. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

Section 12. Notice of Shareholder Business and Nominations.

(a) Annual Meetings of Shareholders.

(i) At any annual meeting of the shareholders, only such nominations of individuals for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (A) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (B) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors; or (C) otherwise properly requested to be brought before the annual meeting by a shareholder of the Corporation in accordance with Section 12(a) of this Article II. For nominations of individuals for election to the Board of Directors or proposals of other business to be properly requested by a shareholder to be made at an annual meeting, a shareholder must: (1) be a shareholder of record at the time such shareholder’s notice pursuant to Section 12(a) of this Article II is delivered to the Secretary and at the time of the annual meeting; (2) be entitled to vote at such annual meeting; and (3) strictly comply with the requirements and procedures set forth in these Bylaws as to such business or nomination. The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(ii) Without qualification or limitation, subject to Section 12(c) of this Article II, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 12(a)(i)(C) of this Article II, the shareholder must have given timely notice thereof (including the documents required by Section 12(c)(iv) of this Article II and the signed written representation and agreement required by required by Section 2 of Article III), and timely updates and supplements thereof, in each case in proper form, in writing to the Secretary, and such other business must otherwise be a proper matter for shareholder action.

(A) To be timely, a notice of the intent of a shareholder to make a nomination or to bring any other matter before the annual meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the seventy-fifth (75th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first (1st) anniversary of the date the Corporation commenced mailing its proxy materials for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after its anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the seventy-fifth (75th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(B) In addition, to be considered timely, a shareholder’s notice (including the documents required by Section 12(c)(iv) of this Article II and the signed written representation and agreement required by required by Section 2 of Article III) shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice (including the documents required by Section 12(c)(iv) of this Article II and the signed written representation and agreement required by required by Section 2 of Article III) shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight

(8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. The obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the shareholders.

(b) Special Meetings of Shareholders.

(i) At any special meeting of the shareholders, only such business shall be conducted or considered as shall have been properly brought before the meeting. To be properly brought before a special meeting, proposals of business must be specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors. Nominations of individuals for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who (x) is a shareholder of record at the time such shareholder’s notice is delivered pursuant to Section 12(b) of this Article II to the Secretary and at the time of the special meeting, (y) is entitled to vote at the meeting and (z) strictly complies with the notice and other procedures set forth in these Bylaws as to such nomination. The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations before a special meeting of shareholders.

(ii) Subject to Section 12(c) of this Article II, in the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting; provided that the shareholder gives timely notice thereof (including the documents required by Section 12(c)(iv) of this Article II and the signed written representation and agreement required by required by Section 2 of Article III), and timely updates and supplements thereof in each case in proper form, in writing, to the Secretary.

(A) To be timely, a shareholder’s notice under this Section 12(b)(ii) shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifteenth (15th) day following the day on which notice of the special meeting, which notice includes the nominee proposed by the Board of Directors to be elected at such meeting, is first mailed to shareholders. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(B) In addition, to be considered timely, a shareholder’s notice under this Section 12(b)(ii) (including the documents required by Section 12(c)(iv) of this Article II and the signed written representation and agreement required by required by Section 2 of Article III) shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice (including the documents required by Section 12(c)(iv) of this Article II and the signed written representation and agreement required by required by Section 2 of Article III) shall be true and correct as of the record date of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. The obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any notice, including by changing or adding nominees.

(c) Disclosure Requirements. To be in proper form, a shareholder’s notice pursuant to Section 12(a) of this Article II with respect to an annual meeting or Section 12(b) of this Article II with respect to a special meeting shall set forth:

(i) As to the shareholder giving the notice and the beneficial owner of the Corporation’s common stock, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith; (B) a representation that such shareholder and such beneficial owner, if any, intend to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice; (C)(1) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder, any such beneficial owner and any of their respective affiliates or associates or others acting in concert therewith, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Corporation or with a value derived, in whole or in part, from the value of any class of shares of the Corporation or any other derivative positions or synthetic arrangements (including any position resulting from hedging, swap, securities lending or other similar transaction relating to the Corporation’s capital stock), whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the Corporation or otherwise, (any of the foregoing, a “Derivative Position”) held or beneficially held by the shareholder, any such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, including a description of the substantive terms thereof including the amount, value and/or number so held and the extent to which any such Derivative Position is intended to or has the effect of increasing or decreasing the actual or apparent voting power of such shareholder, beneficial owner or any of their respective affiliates or associates or others acting in concert therewith with respect to the Corporation’s securities, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder, beneficial owner or any of their respective affiliates or associates or others acting in concert therewith has the sole or shared right to vote any class of shares of the Corporation, (4) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class of capital stock of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith with respect to any class of capital stock of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class of capital stock of the Corporation (any of the foregoing, a “Short Interest”), (5) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder, beneficial owner or any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in securities of the Corporation or Derivative Positions held, directly or indirectly, by a general or limited partnership in which such shareholder, beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is a general partner, or directly or indirectly, beneficially owns an interest in a general partner, (7) any performance-related fees (other than an asset-based fee) that such shareholder, beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is entitled to based on any increase or decrease in the value of securities of the Corporation or Derivative Positions, if any, including without limitation any such interests held by members of such person’s immediate family sharing the same household, and (8) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith and (9) any direct or indirect interest of such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (D) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any; and (E) any other information relating to such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(ii) If the notice includes any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, a shareholder’s notice must, in addition to the matters set forth in Section 12(c)(i) of this Article II, also set forth: (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the Bylaws of the Corporation, the text of the proposed amendment); and (C) a description of all agreements, arrangements and understandings between such shareholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(iii) As to each individual, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in Section 12(c)(i) of this Article II, also set forth: (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and written statement of intent to serve as a director for the full term if elected); and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships or arrangements, between or among such shareholder and beneficial owner on whose behalf the nomination is made, if any, and their respective affiliates or associates or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(iv) A shareholder’s notice to the Secretary with respect to the nomination of directors (whether given pursuant to Section 12(a) of this Article II with respect to an annual meeting or Section 12(b) of this Article II with respect to a special meeting) must also include:

(A) a completed and signed written response to a questionnaire by the individual nominated by the shareholder with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made or who is reasonably expected to participate in the solicitation of proxies with respect to the election of such individual (which questionnaire shall be provided by the Secretary upon written request);

(B) a signed written representation and agreement (in the form provided by the Secretary upon written request) by the individual nominated by the shareholder that such nominee for director (1) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such individual, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Corporation, with such individual’s fiduciary duties under applicable law; and (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation;

(C) a confirmation or a certified representation by the shareholder or attestation of the applicable governmental authorities or other evidence satisfactory to the Board of Directors that the proposed nomination and election of such nominee would not violate these Bylaws or the other organizational documents of the Corporation, including but not limited to the Corporate Governance Guidelines or the Code of Ethics and Conflicts of Interest Policy, any applicable state or federal laws, rules or regulations applicable to depository institutions or depository institution holding companies, including, but not limited to, the Bank Holding Company Act of 1956, the Change in Bank Control Act of 1978, and Title 45 of the Tennessee Code, and all rules and regulations promulgated thereunder (“Applicable Banking Laws”); and

(D) evidence satisfactory to the Board of Directors that all approvals, non-objections, and non-control determinations required under Applicable Banking Laws for the proposed nomination or election of such nominee to the Board of Directors have been obtained.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(d) General.

(i) Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as director and only such other business shall be conducted at an annual meeting of shareholders as shall have been brought before such annual meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Charter or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, including but not limited to the qualifications to serve as a director as set forth in Section 2 of Article III of these Bylaws, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of Section 12 of this Article II, unless otherwise required by law, if the shareholder does not provide the information required under Section 12 of this Article II to the Corporation within the time frames specified herein, or if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 12 of this Article II, to be considered a qualified representative of a shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders.

(ii) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of Section 12 of this Article II, all director nominations are subject to any required regulatory approval(s) and to the director qualifications set forth in Section 2 of Article III, and a proposed director will not be entitled to vote on any matter or otherwise take any action in the capacity of a director until all required regulatory approvals, if any, have been obtained. Notwithstanding the foregoing provisions of Section 12 of this Article II, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 12 of this Article II; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals as to any other business to be considered pursuant to these Bylaws.

(iv) Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III

DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, except as otherwise provided in the Charter or permitted under the TBCA.

Section 2. Number and Qualifications. The number of directors of the Corporation shall be not less than five nor more than 25, which number may be fixed or changed from time to time, within the minimum and maximum, by the Board of Directors. Directors need not be residents of the State of Tennessee or shareholders of the Corporation. To be eligible to be a nominee for election or reelection as a director of the Corporation, such nominee for director must deliver to the Secretary at the principal executive offices of the Corporation a signed written representation and agreement (in the form provided by the Secretary upon written request) that he or she, in his or her personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with the Corporation’s Corporate Governance Guidelines, Code of Ethics and Conflicts of Interest Policy and any other corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time. No person shall be eligible for election to the Board of Directors if such person is the nominee or representative of a person or group that includes a person who is ineligible for election to the Board of Directors under Section 2 of this Article III. The Board of Directors shall have the power to construe and apply the provisions of Section 2 of this Article III and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person or a group and whether a person is included in a group.

Section 3. Terms of Directors. The terms of all directors shall expire at the next annual shareholders meeting following their election. A decrease in the number of directors does not shorten an incumbent director’s term. The term of a director elected to fill a vacancy shall expire at the next shareholders meeting at which directors are elected. Despite the expiration of a director’s term, however, such director shall continue to serve until the director’s successor is elected and qualified or until such director’s earlier resignation or removal.

Section 4. Removal. The shareholders of the Corporation may remove one (1) or more of the directors with or without cause. Any or all of the directors may be removed for cause by a vote of a majority of the entire board of directors. A director may be removed by the shareholders or board of directors only at a meeting called for the purpose of removing the director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of directors.

Section 5. Vacancies and Newly Created Directorships. Except in those instances where the Charter or applicable law provides otherwise, a majority of directors then in office, although less than a quorum, or a sole remaining director, may fill a vacancy or a newly created directorship on the Board of Directors. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs by a majority of directors then in office, including those who have so resigned, but the new director may not take office until the vacancy occurs.

Section 6. Compensation. The Board of Directors may provide for the compensation of directors for their services as such and may provide for the payment or reimbursement of any or all expenses reasonably incurred by them in attending meetings of the Board or of any committee of the Board or in the performance of their other duties as directors. Nothing herein contained, however, shall prevent any director from serving the Corporation in any other capacity or receiving compensation therefor.

Section 7. Executive Committee. The Board of Directors may designate three or more directors who shall constitute the Executive Committee of the Corporation. The Executive Committee, between meetings of the Board of Directors and subject to such limitations as may be required by law or imposed by resolution of the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation.

Meetings of the Executive Committee may be held at any time on call of its Chairman or any two members of the Committee. A majority of the members shall constitute a quorum at all meetings. The Executive Committee shall keep minutes of its proceedings and shall report its actions to the next succeeding meeting of the Board of Directors.

Section 8. Other Committees. The Board of Directors may from time to time create or eliminate one or more other committees, including but not limited to Audit, Compensation and Human Resources, and Nominating and Corporate Governance committees, and appoint members of the Board of Directors to serve on them. Each committee must have one or more members who serve at the pleasure of the Board of Directors, and the Board of Directors shall periodically approve a charter describing the duties of each committee. The provisions of the TBCA and these Bylaws that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except as to the matters which the TBCA specifically excepts from the authority of such committees. Nothing contained in this Section 9 shall preclude the Board of Directors from establishing and appointing any committee, whether of directors or otherwise, not having or exercising the authority of the Board of Directors.

ARTICLE IV

MEETINGS OF DIRECTORS

Section 1. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw provision immediately after, and at the same place as, the annual meeting of the shareholders. In addition, the Board of Directors may provide, by resolution, the date, time and place for the holding of additional regular meetings.

Section 2. Special Meetings. Special meetings of the Board of Directors may be held at any date, time and place upon the call of one-third (1/3) of the directors or any two (2) executive officers. Special meetings may be held at any date, time and place and without special notice by unanimous consent of the directors.

Section 3. Notice. The person or persons calling a special meeting of the Board of Directors shall, at least two (2) days before the meeting, give notice thereof by any usual means of communication. Such notice may be communicated, without limitation, in person; by telephone, facsimile, or other electronic transmission; or by mail or private carrier. Written notice of a directors meeting is effective at the earliest of the following:

(a) when received;

(b) upon its deposit in the United States mail, as evidenced by the postmark, if mailed with postage thereon prepaid and correctly addressed;

(c) if by facsimile or other electronic transmission, by acknowledgment of the electronic transmission; or

(d) on the date shown on the confirmation of delivery issued by a private carrier, if sent by private carrier to the address of the director last known to the Corporation.

Oral notice is effective when actually communicated to the director. Notice of an adjourned meeting of directors need not be given if the time and place are fixed at the meeting being adjourned. The notice of any meeting of directors need not describe the purpose of the meeting unless otherwise required by the TBCA.

Section 4. Waiver of Notice. A director may waive any notice required by the TBCA, the Charter or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records, except that, notwithstanding the foregoing requirement of written notice, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting expressly objects to holding the meeting or transacting business at the meeting because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Charter.

Section 5. Quorum. A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of directors present may adjourn the meeting from time to time without further notice.

Section 6. Manner of Acting. Except as otherwise provided in the TBCA, the Charter or herein, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 7. Conduct of Meetings. The Chairman or the Chief Executive Officer shall preside at all meetings of the Board of Directors; provided, however, that in the absence or at the request of the Chairman of the Board, or if there shall not be a person holding such offices, the person selected to preside at a meeting of directors by a vote of a majority of the directors present shall preside at such meeting. The Secretary, or in the absence or at the request of the Secretary, any person designated by the person presiding at a meeting of the Board of Directors, shall act as secretary of such meeting.

Section 8. Action Without a Meeting. Any action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more consents in writing or by electronic transmission describing the action taken, which consent or consents shall be included in the minutes or filed with the corporate records.

Section 9. Participation Other Than in Person. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a Board of Directors or committee meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at the meeting.

ARTICLE V

OFFICERS

Section 1. Officers of the Corporation. The officers of the Corporation may include a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Chairmen, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, assistant or deputy officers and agents, as may be elected from time to time by or under the authority of the Board of Directors. No officer of the Corporation may be elected or a contract executed for employment for a period longer than three (3) years; provided, however, that nothing herein shall prohibit the re-election of any officer for subsequent three (3)-year terms. The same individual may simultaneously hold more than one office in the Corporation, but no individual may act in more than one capacity where action of two or more officers is required. The title of any officer may include any additional designation descriptive of such officer’s duties as the Board of Directors may prescribe.

Section 2. Appointment and Term. The Chairman of the Board and the Chief Executive Officer of the Corporation shall be elected by the Board of Directors. All other officers shall be appointed by the officer(s) authorized to do so by the Board of Directors. Each officer shall hold office until his or her death, resignation, retirement, removal or disqualification or until such officer’s successor is elected and qualified, subject to the limitations set forth in Section 1 of this Article V.

Section 3. Compensation. The compensation of all officers of the Corporation shall be fixed by or under the authority of the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director.

Section 4. Resignation and Removal of Officers. An officer may resign at any time by communicating such officer’s resignation to the Corporation. A resignation is effective when it is communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date. The Board of Directors, by the affirmative vote of a majority of its members, may remove the Chairman of the Board or the Chief Executive Officer whenever in its judgment the best interest of the Corporation would be served thereby. In addition, the Board of Directors or a committee or an officer authorized by the Board of Directors or a committee may remove any other officer at any time with or without cause.

Section 5. Contract Rights of Officers. The appointment of an officer does not itself create contract rights. An officer’s removal does not itself affect the officer’s contract rights, if any, with the Corporation, and an officer’s resignation does not itself affect the Corporation’s contract rights, if any, with the officer.

Section 6. Chief Executive Officer. The Board of Directors may elect a Chief Executive Officer. The Chief Executive Officer shall, subject to the direction and control of the Board of Directors, supervise and control the business and affairs of the Corporation. In general the Chief Executive Officer shall perform all duties incident to the position of chief executive officer or as may be prescribed by the Board of Directors or these Bylaws from time to time. The Chief Executive Officer shall serve as a member of the board of directors.

Section 7. Chairman of the Board. The Board of Directors may elect from among its members a non-employee as an independent officer designated as the Chairman of the Board. The Chairman of the Board shall have such duties and authority as may be prescribed by the Board of Directors from time to time. In general, the Chairman of the Board shall perform all duties incident to the position of chairman of the board or as may be prescribed by the Board of Directors or these Bylaws from time to time.

Section 8. President. The Board of Directors may elect a President. If elected, the President shall perform the duties and exercise the powers of that office and, in addition, the President shall perform such other duties and shall have such other authority as the Board of Directors shall prescribe. In general the President shall perform all duties incident to the position of president or as may be prescribed by the Board of Directors or these Bylaws from time to time. The Board of Directors shall, if it deems such action necessary or desirable, designate the officer of the Corporation who is to perform the duties of the President in the event of such officer’s absence or inability to act.

Section 9. Vice Chairman. The Board of Directors may elect one or more officers designated as the Vice Chairman, but the appointment of one or more Vice Chairmen shall not be required. If one or more Vice Chairmen shall be elected, then one or more Vice Chairmen shall have such duties and authority as may be prescribed by the Board of Directors from time to time.

Section 10. Vice Presidents. The Board of Directors may appoint one or more Vice Presidents. Categories of Vice Presidents may include, but are not limited to, Executive Vice Presidents, Senior Vice Presidents, and Assistant Vice Presidents. Each Vice President shall have such duties and authorities as may be described by the Board of Directors or by the officer to whom such Vice President reports.

Section 11. Secretary. The Secretary shall keep the minutes of meetings of the shareholders and of the Board of Directors and be custodian of the corporate records, and in general perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer, the Board of Directors or a committee created by the Board of Directors.

Section 12. Treasurer. The Treasurer shall have charge and custody of all funds and securities of the Corporation, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer, the Board of Directors or a committee created by the Board of Directors.

Section 13. Assistant Secretaries and Deputy Treasurers. Assistant Secretaries and Deputy Treasurers, if any, shall, in the event of the death of or the inability or refusal to act by the Secretary or the Treasurer, respectively, have all the powers and perform all of the duties of those offices, and they shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board of Directors.

ARTICLE VI

SHARES AND THEIR TRANSFER

Section 1. Shares. Shares of the Corporation may but need not be represented by certificates. Upon request every holder of uncertificated shares shall be entitled to have a certificate. When shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the TBCA and as determined by the Board of Directors, to every shareholder for the fully paid shares owned by such shareholder. Each certificate shall be signed by the Chairman, Chief Executive Officer, or a Vice Chairman of the Board, or the President, or a Vice President, and the Secretary or an Assistant Secretary or the Treasurer or an Deputy Treasurer of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

Section 2. Stock Transfer Books and Transfer of Shares. The Corporation, or its agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder’s address and the number and class or series of shares held by such shareholder. Transfer of shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the holder of record thereof or by such holder’s duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer with the Secretary. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

Section 3. Lost Certificates. The Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman, any Executive Vice President, the Secretary, the Treasurer, or such other officers, employees or agents as the Board of Directors or such designated officers may direct, may authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or mutilated, upon receipt of an affidavit of such fact from the persons claiming the loss or destruction and any other documentation satisfactory to the Board of Directors or such officer. At the discretion of the party reviewing such claim, any such claimant may be required to give the Corporation a bond in such sum as it may direct to indemnify against the loss from any claim with respect to the certificate claimed to have been lost or destroyed.

Section 4. Holder of Record. Except as otherwise required by the TBCA, the Corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares.

Section 5. Transfer Agent and Registrar; Regulations. The Corporation may, if and whenever the Board of Directors so determines, maintain in the State of Tennessee or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices, which officers and agencies may establish rules and regulations for the issue, transfer and registration of certificates not inconsistent with these Bylaws. No certificates for shares of stock of the Corporation in respect of which a Transfer Agent and Registrar shall have been designated shall be valid unless countersigned by such Transfer Agent and registered by such Registrar. Any such countersignature may be a facsimile. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates.

ARTICLE VII

BOOKS AND RECORDS; SEAL; ANNUAL STATEMENTS

Section 1. Inspection of Books and Records.

(a) Any person who is a holder of record of, or authorized in writing by a holder of record of, any outstanding shares of any class or series of the Corporation, shall have the right, upon written demand stating the purpose thereof, to examine in person or by agent or attorney at any reasonable time or times for any proper purpose, the books and records of account, minutes and record of shareholders and to make extracts therefrom.

(b) A shareholder may inspect and copy the records described in the immediately preceding paragraph only if (i) his or her demand is made in good faith and for a proper purpose that is reasonably relevant to his or her legitimate interest as a shareholder; (ii) the shareholder describes with reasonable particularity his or her purpose and the records he or she desires to inspect; (iii) the records are directly connected with the stated purpose; and (iv) the records are to be used only for that purpose.

(c) If the Chief Executive Officer, Secretary or a majority of the Corporation’s Board of Directors find that the request is proper, the Secretary shall promptly notify the shareholder of the time and place at which the inspection may be conducted.

(d) If said request is found by the Chief Executive Officer, Secretary, or the Board of Directors to be improper, the Secretary shall so notify the requesting shareholder on or prior to the date on which the shareholder requested to conduct the inspection. The Secretary shall specify in said notice the basis for the rejection of the shareholder’s request.

(e) The Chief Executive Officer, Secretary, or the Board of Directors shall at all times be entitled to rely on the corporate records in making any determination hereunder.

Section 2. Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the word “Seal” enclosed in parentheses or scroll shall be deemed the seal of the Corporation.

Section 3. Annual Statements. Not later than six (6) months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare:

(a) A balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year; and

(b) A profit and loss statement showing the results of its operations during its fiscal year. Upon written request, the Corporation promptly shall mail to any shareholder of record a copy of its most recent balance sheet and profit and loss statement.

ARTICLE VIII

INDEMNIFICATION

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager or employee of an affiliate or of another corporation, association, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, manager, employee or agent or in any other capacity while serving as a director, officer, manager, or employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the TBCA, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interest of the Corporation or other entity covered by this Article VIII, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that indemnitee’s conduct was unlawful. Such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Notwithstanding the foregoing, this Article VIII shall not apply to any director, officer, manager or employee of an affiliate that, through its corporate governance documents or otherwise by contract, provides indemnification to its directors, officers, managers or employees.

Section 2. Right to Advancement of Expenses. The right to indemnification conferred in this Article VIII shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Section 3. Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VIII, as limited by Section 7 hereof, shall be contract rights. If a claim under Sections 1 and 2 of this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the TBCA. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the TBCA, nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Charter, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer or employee of the Corporation, or any person serving at the request of the Corporation as a director, officer, manager, employee or agent of another corporation, association, limited liability company, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBCA.

Section 6. Indemnification of Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 7. Limitations on Indemnification. All indemnification and insurance provisions contained in this Article VIII are subject to the limitations and prohibitions imposed by federal law, including the Securities Act of 1933 and the Federal Deposit Insurance Act, the banking laws of the State of Tennessee and any implementing regulations concerning indemnification.

ARTICLE IX

EMERGENCY POWERS

Section 1. Bylaws. The Board of Directors may adopt emergency bylaws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any provision of law, the Charter or these Bylaws, be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meeting of its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.

Section 2. Lines of Succession. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

Section 3. Head Office. The Board of Directors, either before or during any such emergency, may (effective during the emergency) change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

Section 4. Period of Effectiveness. To the extent not inconsistent with any emergency bylaws so adopted, these bylaws shall remain in effect during any such emergency and upon its termination, the emergency bylaws shall cease to be operative.

Section 5. Notices. Unless otherwise provided in emergency bylaws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the Directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio or television.

Section 6. Officers as Directors Pro Tempore. To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the Corporation who are present shall, unless otherwise provided in emergency bylaws, be deemed, in order of rank and within the same rank in order of seniority, Directors for such meeting.

Section 7. Liability of Officers, Directors and Agents. No officer, Director, agent or employee acting in accordance with any emergency bylaw shall be liable except for willful misconduct. No officer, Director, agent or employee shall be liable for any action taken by him or her in good faith in such an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the bylaws then in effect.

ARTICLE X

GENERAL PROVISIONS

Section 1. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, contracts, checks, notes, drafts, loan documents, letters of credit, master agreements, swap agreements, guarantees, Charters, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, powers of attorney, and other instruments or documents may be signed, executed, acknowledged, verified, attested, delivered or accepted on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman, any Vice President, any Assistant Vice President, or any individual who is listed on the Corporation’s Officer’s payroll file in a position equal to any of the aforementioned officer positions, or such other officers, employees or agents as the Board of Directors or any of such designated officers or individuals may direct. The provisions of this Section 1 are supplementary to any other provision of these Bylaws and shall not be construed to authorize execution of instruments otherwise dictated by law.

Section 2. Voting of Ownership Interests. The Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman, any Executive Vice President, the Secretary, the Treasurer, or such other officers, employees or agents as the Board of Directors or such designated officers may direct are authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of stock or other ownership interests in any affiliate or any other corporations, associations, limited liability companies, partnerships or other entities standing in the name of the Corporation. The authority herein granted to the individuals to vote or represent on behalf of the Corporation any and all ownership interests held by the Corporation may be exercised either by the individuals in person or by any duly executed proxy or power of attorney.

Section 3. Distributions. The Board of Directors may from time to time authorize, and the Corporation may pay or distribute, dividends or other distributions on its outstanding shares in such manner and upon such terms and conditions as are permitted by the Charter, the federal and state banking laws and the TBCA.

Section 4. Amendments. The Board of Directors may amend or repeal these Bylaws and may adopt new Bylaws at any regular or special meeting of the Board of Directors. The shareholders of the Corporation may also amend or repeal these Bylaws and may adopt new Bylaws.